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                                                                   EXHIBIT 10.28



                           BAREBOAT CHARTER AGREEMENT



       THIS Bareboat Charter Agreement (the "Charter") is made the 10th day of December, 1996, by and between Hyde Offshore Limited Partnership, a California limited partnership (the "OWNER") and Falcon Drilling Company, Inc., a Delaware Corporation (the "CHARTERER").

                                R E C I T A L S

       WHEREAS, contemporaneously with the execution of this Charter, the OWNER has purchased from K/S Deepsea Drillships ("Deepsea") the Bahamian flag drilling vessel FALCON ICE (ex. DEEPSEA ICE), Official Number 710745, and its appurtenant machinery and equipment, more fully described in Exhibit 1 hereto and incorporated herein by reference (the "Vessel"); and

       WHEREAS, the OWNER and the CHARTERER desire for the OWNER to charter to the CHARTERER the Rig to be used from time to time for oil or gas drilling, completion, or reworking operations, and related services, by one or more third party petroleum companies (an "Operator"), which shall contract with the CHARTERER directly or through a sub-charter for the use of the Vessel.
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                               A G R E E M E N T

       NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the OWNER and the CHARTERER agree as follows:

1.     (a)    Term.  Subject to the terms and conditions of this Charter, the
              OWNER hereby charters and demises to the CHARTERER, and the CHARTERER hereby hires from the OWNER, the Vessel. Except as otherwise provided in this Charter, the term of this Charter (the
              "Charter Term") shall continue from the Date of Delivery (as defined in Section 2(a) herein) of the Vessel to the OWNER up to and through the date thirty-six (36) months following the Date of Delivery. The CHARTERER may directly or through a sub-charter, for so long as the CHARTERER is not in default under the Charter and always subject, without limitation, to Section 4 herein, from time to time enter into an agreement with an Operator for utilization of the Vessel (a "Third Party Contract") which shall be subordinate to this Charter.

       (b) Completion of Contracts. The CHARTERER shall contract for work for the Vessel which terminates on or before the end of the Charter Term. If, in the reasonable judgment of the CHARTERER, the work to be contracted for may exceed the Charter Term, then the CHARTERER





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              shall not enter into such Third Party Contract without the
              OWNER's prior written consent. The OWNER will reasonably review the CHARTERER's request for such a consent and will either: (i) provide its consent with the stipulation that the Charter will be extended until the end of the Third Party Contract; or (ii) not consent to the Third Party Contract and allow the CHARTERER to terminate the Charter up to thirty (30) days prior to the end of the Charter Term. Should a Third Party Contract terminate during the Charter Term, and the CHARTERER has not requested the OWNER's consent for further Third Party Contracts, then the CHARTERER may terminate the Charter up to thirty (30) days prior to the end of the Charter Term.

       (c) Third Party Contract Extension. In the event the Vessel is engaged in a Third Party Contract at the end of the Charter Term, notwithstanding Section l(b) herein, and expiration of this Charter would cause a breach or default in the performance of the Third Party Contract (an "Ongoing Third Party Contract"), this Charter shall be extended for such time on terms as are then in effect as is reasonably necessary to complete the Ongoing Third Party Contract and re-deliver the Vessel to the OWNER.

       (d) Termination of Charter During Third Party Contract. In the event the Charter is terminated by reason of an





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              Event of Default (as hereinafter defined) or by mutual agreement during the term of a Third Party Contract or any sub-charter, if the OWNER so elects in its sole discretion, the CHARTERER shall use its reasonable efforts to assign to the OWNER the interests of the CHARTERER in and to any such sub-charter and/or Third Party Contract. The CHARTERER shall execute such documents as are reasonably necessary to effect any such assignments, and upon termination of the Charter shall take such actions as are reasonably requested by the OWNER and otherwise use its best efforts to cause a full transfer of the CHARTERER's interests in the sub-charter and Third Party Contract to the OWNER and if requested by the OWNER to effect a smooth transition in the operation of the Vessel to a nominee of the OWNER.

2.     (a)    Delivery.  The delivery of the Vessel by Deepsea to the OWNER, in such condition as the Vessel is accepted by and delivered to the OWNER, shall be deemed to be delivery of the Vessel by the OWNER to the CHARTERER and acceptance of the Vessel by the CHARTERER under this Charter (the date of such occurrence being the "Date of Delivery") and shall constitute full performance of the OWNER's obligations to deliver the Vessel to the CHARTERER. The
              OWNER shall deliver to the CHARTERER with the Vessel all documentation





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              relating to the operation of the Vessel and its equipment that the OWNER receives from Deepsea, including technical and operating manuals, construction drawings, specifications, repair records and regulatory inspection records (collectively, the "Technical Documents"). During the Charter Term, the CHARTERER shall be entitled to possession of the Technical Documents; provided, however, that the OWNER and its designees shall be allowed reasonable access to and may make copies of the Technical Documents. THE OWNER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE DESIGN, CONDITION, MERCHANTABILITY, SEAWORTHINESS OF OR THE QUALITY OF THE MATERIAL, EQUIPMENT, OR WORKMANSHIP IN THE VESSEL, OR AS TO ITS FITNESS FOR A PARTICULAR PURPOSE OR ANY PARTICULAR TRADE, AND THE OWNER FURTHER DISCLAIMS ALL OTHER LIABILITIES (AT COMMON LAW OR IN CONTRACT OR TORT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY). THE VESSEL IS DELIVERED BY THE OWNER TO THE CHARTERER "AS IS, WHERE IS" AND WITH ALL FAULTS.

       (b) Re-Delivery. The CHARTERER shall, at its expense, on the expiration date of the Charter Term or other termination of the Charter, re-deliver the Vessel to the OWNER at a safe location in the port of Singapore or offshore Singapore, or at such other safe port





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              as may be mutually agreed upon by the OWNER and the CHARTERER.
              The CHARTERER shall re-deliver all Technical Documents to the OWNER with the Vessel. The CHARTERER shall provide the OWNER with 30/14/7 days approximate notice of the place and anticipated date of re-delivery of the Vessel and three (3) days definite notice of the actual date and place of re-delivery.

       (c) Survey, Inventory and Inspection. To establish a benchmark for the condition of the Vessel and the amount of inventory on the Vessel at the commencement of the Charter, a joint survey will be performed at the time of delivery of the Vessel (the "On-hire Survey") and a joint survey is to be held immediately prior to the redelivery of the Vessel (the "Off-hire Survey") as provided for in this Section 2(c). The expenses for independent surveyors for such surveys shall be shared equally between the CHARTERER and the OWNER. Such surveys will include, but not be limited to, an inventory of all consumables, stores, spare parts and equipment on board the Vessel and ashore; a monetary valuation of such inventory; a general condition survey of the Vessel including photographic or videotape records; an inspection of class records; and an inspection of maintenance records. The CHARTERER and the OWNER each will mutually agree on the factual nature of such surveys and such agreement will not be





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              unreasonably withheld.  At the OWNER's option and expense, an underwater survey may be performed as a part of the On-hire Survey and Off-hire Survey. The On-hire Survey report and the Off-hire Survey report produced pursuant to this Section 2(c), when agreed, shall be deemed to be incorporated into this Charter by reference.

       (d)    (i)    Re-delivery - Condition.  The CHARTERER shall re-deliver
                     the Vessel in the same good order, structure, state and condition as it was when it was delivered, except for ordinary wear and tear. The Vessel when so re-delivered
                     (i) shall have installed thereon all spares required by the American Bureau of Shipping ("ABS") and any other regulatory authority having jurisdiction over the Vessel;
                     (ii) shall have a currently effective Certificate of the highest classification and rating issued by the ABS for drillships of its age and type, with continuous survey cycles up to date; (iii) shall be in good order, condition and repair required by all of the





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                     terms of Section 5 hereof, with no requirements,
                     recommendations or citations of the ABS, the United States Coast Guard or any other governmental agency or department having jurisdiction over the Vessel uncorrected as evidenced by a special survey of the Vessel completed within six (6) months of re-delivery; (iv) shall have all national and international trading or other certificates required for operation as a mobile offshore drilling unit in the location of its most recent employment prior to redelivery; (v) the main diesel engines of the Vessel shall at redelivery be returned to the OWNER with the same time remaining, in aggregate, until their next major overhauls (assuming 30,000 operating hours per engine between major overhauls) as recorded in the On-hire Survey; the CHARTERER will compensate the OWNER for any deficiency in remaining time, at





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                     the CHARTERER'S then current cost for overhaul, pro-rated
                     for 30,000 hours and the OWNER will compensate the CHARTERER for any surplus at the same rate; (vi) the CHARTERER shall have fulfilled its obligations under any Third Party Contract then currently in force as may be required by the respective Operator; (vii) if the Vessel is not in Singapore or Singapore waters, the CHARTERER shall on behalf of the OWNER obtain valid and current documentation for immediate export of the Vessel from its location to Singapore to the extent such documentation is required, such documentation to be provided at the CHARTERER's expense; and (viii) the Vessel shall be in all respects seaworthy. The CHARTERER shall also deliver to the OWNER with the Vessel, the Vessel's log books, all plans and drawings in the possession of the CHARTERER, and all classification





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                     society, inspection, modification and overhaul records
                     relating applicable to the Vessel.

              (ii)   Re-delivery - Standards.  The Vessel is to be re-delivered
                     (i) in the same (or better) condition as received by the CHARTERER, ordinary wear and tear excepted, and (ii) with equipment in compliance with published operating specifications and the CHARTERER's maintenance practice for similar equipment on similar drillships owned or operated by the CHARTERER or its owners or affiliates. If the OWNER elects to perform an underwater survey, as provided in Section 2(c) above, any damage affecting class revealed by such survey shall be repaired by the CHARTERER, at the CHARTERER's time and expense. If the OWNER requires the CHARTERER (pursuant to the preceding sentence) to repair damage revealed pursuant to an underwater survey, and the estimated cost of such repairs exceeds USD 1,000,000, the Option granted to the CHARTERER pursuant to Section 18 below shall be extended for a period of fifteen (15) days from the date of such underwater survey.

       (e) Re-delivery Inventory. The CHARTERER shall re-deliver the Vessel with the same amount of fuel oil, lubricating oil, unbroached provisions, paints, oils,





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              ropes, spare parts and equipment, including, but not limited, to the inventory determined as a part of the On-hire Survey, and other unused consumable stores as are on board and ashore at the commencement of the Charter Term. In the event the quantity of fuel oil or lubricating oil is less than it was determined in the On-hire Survey, the CHARTERER shall compensate the OWNER for such discrepancy at the then current unit cost for the difference in value as appropriate. In the event consumable stores are greater at re-delivery than at delivery, the CHARTERER may remove the excess. In the event the amount of fuel oil or lubricating oil is greater at re-delivery than delivery, the OWNER will purchase the excess at the then current unit cost for the difference in value as appropriate.

3.     (a)    (i)    Basic Charter Hire.  The CHARTERER shall pay to the OWNER
                     charter hire ("Basic Charter Hire") for the Vessel during the Charter Term as follows: (x) for months 1 through 12 -
                     USD 10,000 per day; (y) for months 13 through 24 - USD
                     11,000 per day and (z) for months 25 through 36 and for any extended period pursuant to Sections 1(c) and 2(c) above - USD 13,000 per day. Basic Charter Hire for the first and last calendar months for the Charter Term shall be prorated if the Date of Delivery is other than the first day of a calendar month. The





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                     Charter Hire for the month in which the Date of Delivery
                     occurs shall be payable within ten (10) days after the Date of Delivery. Charter Hire payments for each subsequent calendar month shall be made prior to the first day of each such month.

              (ii) Additional Hire. All other amounts to be paid by the CHARTERER to the OWNER under this Charter shall be deemed "Additional Hire."

             (iii) Charter Hire Payments. Payments of Basic Charter Hire and Additional Hire (collectively, "Charter Hire") shall be paid in U.S. currency to such account and in such manner as may be designated in writing by the OWNER from time to time.

       (b) Hell or High Water Charter Obligation. Except as hereinafter provided, the CHARTERER's obligation to pay Charter Hire hereunder shall be absolute during the term of this Charter irrespective of any contingency whatsoever, including, but not limited to (i) any set-off, counterclaim, recoupment, defense or other right which either party hereto may have against the other;
              (ii) any temporary unavailability of the Vessel by reason of any damage to the Vessel; (iii) any failure or delay on the part of any party hereto, whether with or without fault on its part, in performing or complying with any of the terms or covenants hereunder; (iv) any insolvency, bankruptcy, reorganization,





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              arrangement, readjustment or debt, dissolution, liquidation or similar proceeding by or against the CHARTERER or any other person; and (v) any invalidity or unenforceability, or lack of due authorization of or defect in the execution, of this Charter. The CHARTERER shall not be obligated to pay Basic Charter Hire for any period during which the Vessel is not available for the CHARTERER's use due to defect in the OWNER's title or as a result of an act or omission of the OWNER.

       (c) Withholding Deductions. Notwithstanding anything herein to the contrary, the CHARTERER hereby covenants and agrees that it shall make all payments of Charter Hire under this Charter to the OWNER free and clear from, and without deduction by reason of, income, gross receipts, sales or use taxes or withholdings of any nature whatsoever imposed, assessed, levied or collected by or within any taxing jurisdiction; provided, however, that to the extent required by the laws of the United States or any jurisdiction where the OWNER is domiciled, the CHARTERER may make any deductions or withholdings in respect of payments hereunder.

       (d) Audit and Inspection. The CHARTERER will, upon request, permit the OWNER or its representatives at any reasonable time or times during normal business hours,





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              to inspect the Vessel; provided, however that any inspection of the Vessel shall be subject to the consent of the Operators under applicable drilling contracts and the consent of applicable governmental agencies; which consents the CHARTERER shall use its best efforts to obtain.

4.     (a)    Use; Operating Areas.  The CHARTERER may use the Vessel in
              connection with contract oil and gas drilling operations for Operators in any area, provided: (i) the CHARTERER shall only use the Vessel in the territorial waters of nations which recognize the rights of vessels documented under the flag of the Vessel;
              (ii) the Vessel shall be moved only to a location where the Vessel's operating specifications allow it to operate safely, and
              (iii) the Vessel shall be employed only in lawful activities under the laws of the United States and any other authority having jurisdiction over the Vessel, in connection with contract oil or gas drilling, completion, or re-working operations, and related services. The CHARTERER further agrees that it shall always operate the Vessel in compliance with the effective contract between the CHARTERER or any sub-charterer and the Operator, but always within the Vessel's technical capacities and certification and within the limits of the Vessel's insurance coverage.





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       (b)    Limits on Third Party Contracts.

               (i) Subject to the terms of this Charter, and in particular Sections 4 and 7 herein, the CHARTERER shall have the right to enter into Third Party Contracts with financially responsible Operators, (which for operations in U.S. territorial waters or the U.S. economic zone shall be as defined by the U.S. Minerals Management Service, and for any operations in all other areas shall be as defined by applicable governmental authorities for the area in which the Vessel is operating) for oil or gas drilling, completion, or re-working operations, and related services. As a condition precedent to entering into any Third Party Contracts. The CHARTERER shall use its best efforts to have the Operator under such Third Party Contracts indemnify and hold harmless the Vessel, the CHARTERER, the Owner and any sub-charterer for any loss or damage to any geological formation, strata, or oil or gas reservoir beneath the surface of the earth, as well as for pollution claims resulting from a kick, blowout, seepage or other escape of pollutants from below the surface of the water.

              (ii) the CHARTERER shall comply with and satisfy all provisions of any applicable law, convention,





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                     regulation, proclamation, rule or order concerning
                     financial responsibility for liabilities imposed on the CHARTERER or the Vessel with respect to pollution by any state or nation or political subdivision thereof and shall maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation, rule or order with respect to the operations in which the Vessel is from time to time engaged.

       (c)    Marketing Efforts.   It is agreed that the CHARTERER shall market
              and contract the Vessel and shall keep the OWNER advised of such activities as well as general market conditions. The CHARTERER shall also keep the OWNER advised on a monthly basis of the work and contract status of the Vessel and the day rates being obtained, and, upon request by the OWNER, forward copies of any Third Party Contracts to the OWNER.





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5. Maintenance and Operation.

       (a) Charterer's Control and Expenses. During the Charter Term, the CHARTERER shall have exclusive control of the Vessel and, subject to the terms of the Charter, will operate, navigate, man and victual the Vessel at its own expense. The CHARTERER shall pay all charges and expenses of every kind and nature whatsoever incident to the use and operation of the Vessel under the Charter, and under any Third Party Contract, throughout the Charter Term. Such costs and expenses shall include, but not be limited to, those relating to (i) customs duties, bonds, work permits, fees, licenses, clearances, pilotage fees, wharfage fees, canal fees and costs, or similar charges incurred in connection with the importation, exportation, operation or navigation of the Vessel by the CHARTERER, (ii) maintaining the Vessel's classification society status with unexpired classification certificates and its Bahamian registration, national, local, and international trading certificates and all other certificates required by the United States Coast Guard or other governmental agencies or regulatory authorities having jurisdiction over the Vessel (or the area where the Vessel is operating from time to time), (iii) maintaining the Vessel's machinery, appurtenances and spare parts, and drilling equipment, including, without limitation, downhole equipment, in a good state





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              of repair and in efficient operating condition in accordance with good offshore practices, the CHARTERER's practice for similar drillships and equipment owned or operated by the CHARTERER or its affiliates, and in compliance with manufacturers' recommendations, and (iv) supervision, management, victualing (including catering), supplies, parts service companies, port charges, dockage and wharfage, fueling and lubrication.

       (b) Maintenance and Repairs. During the Charter Term, the CHARTERER, at its own cost and expense, will perform work on the Vessel as necessary to keep the Vessel clean, painted and in good running order, repair and condition in accordance with good industry maintenance practice, the CHARTERER's practice for similar drillships owned or operated by the CHARTERER or its owners or affiliates, requirements set out in Third Party Contracts and as set forth in this Charter. The CHARTERER additionally will maintain the Vessel's machinery and drilling equipment, including, without limitation, downhole equipment, in compliance with manufacturer's recommendations and specifications and the requirements of the classification societies and regulatory agencies having authority over the Vessel and its equipment. The CHARTERER will notify the OWNER immediately of any accident involving the Vessel





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              estimated to require repairs the cost of which will exceed USD
              100,000.

       (c) Inspections. On reasonable prior notice, the OWNER or any persons designated by the OWNER shall have the right at any reasonable time, but will be under no obligation, to inspect the Vessel to ascertain its condition, to satisfy itself that the Vessel is being properly maintained and repaired, and to otherwise confirm that the CHARTERER is in compliance with the Charter; provided, that prior to any such inspection the persons inspecting the Vessel shall execute a release of the CHARTERER, releasing the CHARTERER from liability for any personal claims arising during such inspection of the Vessel. The cost of such inspection shall be borne by the OWNER.

       (d) Stacking. The CHARTERER shall be responsible for stacking the Vessel in a safe and acceptable condition and location during such time as the Vessel is not employed under a Third Party Contract. During any such stacking period, the CHARTERER shall ensure that the Vessel is adequately supervised and manned at all times, and that the Vessel is at all times kept in a condition which would permit reactivation and start-up of drilling operations on thirty (30) days notice, subject to the availability of necessary manning and materials. The costs and expenses in any way related





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              to such stacking or reactivation shall be paid by the CHARTERER.

6.     Alterations.

       (a) Structural Modifications. The CHARTERER will not make any substantial structural or other changes in the Vessel without the prior written consent of the OWNER, which consent shall not be unreasonably withheld.

       (b) Alterations and Restoration. Subject to the re-delivery and maintenance provisions of this Charter, the CHARTERER may at any time alter or remove items of equipment, or may fit additional items of equipment required to render the Vessel available for an Operator's purpose, provided the CHARTERER absorbs the cost and time of such alterations and refitting and restoring the Vessel to original condition before redelivery of the Vessel. Such changes shall not be made without the appropriate approval of the relevant classification and certifying authorities.

       (c) Replacements. The CHARTERER shall from time to time during this Charter, at its own cost and expense, replace such items of equipment as shall be so damaged or worn as to be unfit for use. All such items of equipment so replaced by the CHARTERER shall without further action become the property of the OWNER.

       (d) Capital Expenditures. The cost associated with any addition of capital equipment not on the Vessel or





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              replacement of functioning equipment with higher capability equipment shall be considered to be a "Capital Expenditure". Any Capital Expenditure that requires a material structural modification of the Vessel shall be in all respects subject to the prior written approval of the OWNER which approval shall not be unreasonably withheld. The CHARTERER shall have the right to pay for any Capital Expenditure if it so elects. In the event that the CHARTERER does not elect to pay for a Capital Expenditure, and the OWNER elects to pay for such Capital Expenditure at the request of or with the agreement of the CHARTERER, all items, improvements, additions or replacement so made to the Vessel or its equipment shall become the property of the OWNER and the Charter Hire for the remainder of the Charter Term shall be increased by an amount equal to the Capital Expenditure multiplied by 0.00073 for each day in the applicable month (the collective amount of such increase in the Charter Hire paid by the CHARTERER to the OWNER at any given time is referred to as the "Capital Payments"). In the event the OWNER does not pay for a Capital Expenditure, any items, improvements and additions to the Vessel or its equipment so purchased or made by the CHARTERER shall become the property of the CHARTERER so long as the removal thereof from the Vessel upon its re-delivery to the





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              OWNER does not render the Vessel unfit for its intended use and provided the Vessel is restored to its original condition, normal wear and tear excepted, at the CHARTERER's time and expense prior to re-delivery. To the extent any reimbursement or adjustment of compensation is made by an Operator with respect to any Capital Expenditure, such amounts will be the property of the party that paid for such Capital Expenditure. Capital Expenditures required by new applicable regulatory or classification requirements arising after the purchase of the Vessel by the OWNER shall be paid by the OWNER; provided, however, that the total amount of all such Capital Expenditures paid by the OWNER shall be added to the amount of the Purchase Price as defined in Section 18 below.

7.     (a)    Insurance-General.  The CHARTERER shall, at its own expense, keep the Vessel insured against such risks which should be covered by experienced, prudent and responsible companies engaged in the offshore contract drilling of hydrocarbons in places and under conditions comparable to those in which the Vessel is employed from time to time, and possessing financial and operating characteristics similar to the CHARTERER ("Similar Companies") in accordance with the practices of Similar Companies, with present underwriters or other insurers reasonably acceptable to the OWNER, in





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              conformance with good marine practice, including, without
              limiting the generality of the foregoing, insurance for damage to the Vessel, hull and machinery, trip/tow protection and indemnity, collision liability, employer's liability, pollution (excluding that emanating from the well bore), comprehensive general liability, property damage, fire, and theft. All insurance coverage shall be placed through independent brokers of recognized standing and with the CHARTERER's current club or underwriters or with a club or first-class underwriters reasonably acceptable to the OWNER. The limits specified below shall be minimum limits with respect to the Vessel, and shall in no way diminish the CHARTERER's insurance or indemnity obligations herein:

                     (i) Marine full form hull and machinery and increased value insurance extended to insure against all risks of loss or damage, including, but not limited to, the risk of blowout and cratering and against such other risks as are typically insured against by Similar Companies for the protection of the interests of the OWNER and the CHARTERER for not less than the Insured Value as set forth in Section 7(g) below. The deductible or self-insured retention under the policy shall





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                            not exceed USD 250,000 per occurrence;

                     (ii) Marine full form protection and indemnity insurance and comprehensive general lability insurance, under forms typically maintained by Similar Companies. Such insurance shall be maintained in the United States or London markets, or other major insurance market approved by the OWNER, and shall be in an amount not less than that: (A) carried by Similar Companies or (B) carried by the CHARTERER for any other drillship owned or chartered by the CHARTERER or its affiliates. Said policy shall not include a deductible or self-insured retention in excess of USD 250,000 per occurrence;

                  (iii) The CHARTERER shall, at all times during which the Vessel is within the jurisdiction of the United States of America, maintain insurance or post bond or maintain evidence of financial responsibility with respect to the Vessel to cover the actual cost of removal of discharged oil for which the CHARTERER or the Vessel may be held strictly liable (or held liable due to the negligence of the CHARTERER or any other person) under the Clean Water Act of 1977, the Oil

                            Pollution Act of 1990 or the Outer Continental Shelf Lands Act, or any subsequent enactment, or under any other federal, state or local law, rule, regulation or ordinance applicable where the Vessel is located which may apply to the Vessel or to the CHARTERER; and the CHARTERER shall maintain insurance covering similar pollution risks or liabilities incident thereto under any law, rule, regulation or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the CHARTERER, the Vessel, or its operations;

                     (iv) Such workers' compensation insurance, including, without limitation, longshoremen's and harbor workers' insurance, as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation, and in rem claims;

                     (v) Insurance (with a minimum limit of USD 20,000,000 per occurrence or such greater amount as is carried by the CHARTERER or its affiliates on their owned or chartered rigs) naming the CHARTERER and the OWNER as assureds and loss payees, as their interests may appear, against Contingent Operator's Extra Expense ("C.O.E.E.") liability in connection with operations conducted by the Vessel under a Third Party Contract with a financially responsible Operator that indemnifies against such C.O.E.E. arising out of blowout (above and below ground), cratering, re-drilling/re-completion, cost of control, clean-up, containment, seepage, pollution, spillage or leakage in connection with operations conducted by the Vessel, in form and substance typically maintained by Similar Companies, and third party liabilities that may be assumed by a contract which is legally enforceable and in form and substance typically maintained by Similar Companies. Deductibles or self-insured retention shall not exceed USD 250,000 and shall be for the account of the CHARTERER;

                     (vi) If the Vessel is used outside the U.S. Gulf of Mexico, war-risk and political-risk insurance naming the CHARTERER and the OWNER as assureds and loss payees, which shall be maintained in the broadest forms generally available in the United States market, and shall include coverage for war risk hull and machinery, confiscation, terrorist acts, expropriation, nationalization, and deprivation. Such insurance and deductibles shall be in amounts equal to the corresponding policies described in sub-paragraphs (i) and (ii) above; and

                 (vii) The insurance set out in section 7(a)(i) above shall be endorsed by the CHARTERER at its own expense to include breach of warranty coverage for the benefit of the OWNER.

       (b) Form of Insurance. All insurance required under Section 7(a) above shall be in such form and with such underwriters, companies or clubs as the OWNER shall reasonably approve. The OWNER (and if applicable, the OWNER's bank as mortgagee of the Vessel) shall be named as named assureds as their interest may appear, but without liability for premiums, club calls, or assessments; and in respect of insurance pursuant to 7(a), shall be named as loss payee(s) up to the Insured Value. All policies shall provide that the OWNER (and if applicable, the OWNER's bank as mortgagee of the Vessel) and the CHARTERER will be given at least thirty
              (30) days notice of cancellation, non-renewal or material alteration. Any deductibles under such policies shall always be for the account of the

              CHARTERER. Unless otherwise required by the OWNER, such coverage shall be in the same form as the CHARTERER or its affiliates maintains in force on the drillships owned or operated by them.

       (c) Proof of Insurance. The CHARTERER shall furnish the OWNER from time to time on request, and in any event at least annually, with copies of all insurance policies, cover notes or other documents evidencing the creation, renewal, amount and payment of the insurance maintained on the Vessel and for which period the insurance premiums are paid.

       (d) Forced Insurance. In the event the CHARTERER fails to procure and maintain insurance in accordance with this Section 7, the OWNER may, but shall not be obligated to, effect and maintain the insurance or entries in a protection and indemnity association or club as required herein and to pay the premiums therefore and, upon the OWNER's giving notice to the CHARTERER of the amounts of premiums and costs so incurred, the CHARTERER shall reimburse the OWNER for such amounts not later than fifteen (15) days after such notice.

       (e) Insurance Indemnity. Should the CHARTERER fail or neglect to fulfill any of the insurance requirements of a Third Party Contract, the CHARTERER hereby undertakes to indemnify and hold the OWNER harmless from and against any loss, claim, damage, expense or costs

              (including all legal fees and costs) incurred as a consequence of such failure or neglect.

       (f) Termination Due To Loss. This Charter shall be terminated due to a total or constructive total loss of the Vessel as determined by underwriters, and Charter Hire pursuant to Section 3 hereof shall be payable until the date of such total or constructive loss, as ultimately determined by the underwriters.

       (g) Payments in Event of Total or Constructive Loss. In the event of a total or constructive loss of the Vessel, the OWNER, in lieu of any and all other claims and damages, shall receive from the CHARTERER, and the CHARTERER shall pay to the OWNER, an amount equal to the sum of (i) any accrued and unpaid Charter Hire payable in accordance with Section 3 hereof calculated through the date of such loss, (ii) the value of the hull and machinery of the Vessel which is hereby agreed to be the Purchase Price (as defined in Section 18 hereof), determined as if the date of such total or constructive loss were the Effective Date (as defined in Section 18 hereof), plus one-hundred ten (110) percent of any Capital Expenditure paid for by the OWNER (the "Insured Value") and (iii) all other sums that may be due and payable by the CHARTERER on the date of such loss under this Charter, less (x) all insurance proceeds received directly by the OWNER attributable for such total or constructive loss (other than those relating to any insurance policies paid for by the OWNER), and (y) all payments of Charter Hire paid by the CHARTERER with respect to the period beginning upon the date of such total loss, together with interest calculated at an annual rate of ten (10) percent. The CHARTERER's obligation to pay amounts set forth in
              (i), (ii) and (iii) above shall be absolute and shall be due to the OWNER upon the earlier of the CHARTERER's receipt of insurance proceeds and ninety (90) days following the date of the declaration of such total loss. The OWNER may, at its own expense, place additional Total Loss Only coverage. Any proceeds paid under such additional insurance shall be paid directly by insurers to the OWNER and shall not be included in the calculation set forth above.

       (h) Limitation of Liability. Nothing in this Charter shall be construed or held to deprive the OWNER, the CHARTERER or the Vessel of any right to claim limitation of liability against third parties provided by any applicable statute of any jurisdiction.

       (i) Wreck Removal. In the event the Vessel becomes a wreck or obstruction to navigation, the CHARTERER shall indemnify the OWNER against any sums whatsoever which the OWNER shall become liable to pay or shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

8.     Liens.

       Neither the CHARTERER nor any of its employees shall have any right, power or authority to create,incur or permit to be imposed upon the Vessel any lien whatsoever during the Charter Term, except for crew's wages, general average and salvage. The CHARTERER shall carry a copy of this Charter with the Vessel's papers, and on demand will exhibit the same to any person having business with the Vessel which might give rise to any lien thereon, other than liens for crew's wages, general average and salvage. The CHARTERER will place and keep prominently displayed in the chart room and the captain's cabin on the Vessel in a conspicuous place, a notice, framed under glass, printed in plain type of such size that the paragraph of reading material shall cover a reasonable space acceptable to the OWNER reading as follows:

              "THIS VESSEL IS UNDER CHARTER TO FALCON DRILLING COMPANY, INC. UNDER THE TERMS OF SAID CHARTER, NEITHER THE CHARTERER, NOR ANY SUB-CHARTERER, NOR THE MASTER, NOR ANY OTHER PERSON HAS THE RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THIS VESSEL ANY LIEN WHATSOEVER OTHER THAN LIENS FOR CREW'S WAGES, GENERAL AVERAGE AND SALVAGE."

9.     Mortgages; Financing.

       The CHARTERER hereby agrees that should the OWNER wish to mortgage the Vessel or assign this Charter in connection with any financing arrangements of the OWNER, the CHARTERER shall agree to post notices of the mortgage and the Charter as reasonably required, execute such documents acknowledging the terms and existence of the mortgage, and otherwise cooperate reasonably with the OWNER and any mortgagee in respect of such financing. Any such mortgage shall provide that the CHARTERER shall have the right of quiet enjoyment so long as no Event of Default has occurred under this Charter and that the Option contained in
       Section 18 below shall not be adversely effected by the mortgage or the acts of the mortgagee. Any reasonable costs and expenses associated with such activity will be borne by the OWNER.

10.    Sale of Vessel During Charter.

              (a) OWNER shall have the right to sell the Vessel and assign the Charter at any time during the Charter Term; provided, however, that any such sale and assignment shall be subject to the continued effectiveness of this Charter, including, but not limited to the Option contained in
                     Section 18 below. Upon such sale and assignment, if the CHARTERER consents to such sale and assignment, which consent shall not to be unreasonably withheld, the OWNER shall be relieved of all of its obligations under the Charter except for the indemnities provided for in Section 16(b) and Section 16(c)(ii) herein.

              (b) If the OWNER shall decide to sell the Vessel or to market the Vessel for possible sale, it shall give the CHARTERER written notice of such decision. The CHARTERER shall have the right, notwithstanding the provisions of Section 18 below, within ten (10) days of receipt of such notice to inform the OWNER in writing of its exercise of its Option under Section 18 below.

              (c)    If the CHARTERER elects not to exercise its Option under
                     Section 18 below after receiving the OWNER'S notice pursuant to Section 10(b) above, the CHARTERER shall have, in addition to its rights under Section 18 below, a right of first refusal as to any third party offer to purchase the Vessel received by the OWNER. The right of the CHARTERER to purchase the Vessel shall be on the same terms and conditions as contained in the third party offer and the CHARTERER shall exercise such right by written notice to the OWNER delivered within three (3) days of being notified in writing of the third party offer and its terms and conditions by the OWNER.

11.    Representations and Warranties.

              (a) CHARTERER's Representations. The CHARTERER represents, warrants, covenants, and agrees to and with the OWNER that: (i) the CHARTERER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power to own its property and assets, and is duly qualified in each jurisdiction where the nature of its operations requires such qualification; and (ii) the execution, delivery, and performance of this Charter are within the CHARTERER's power, have been duly authorized by all necessary corporate action, do not contravene the CHARTERER's articles or certificate of incorporation or bylaws, or similar documents, and do not contravene any law, any order of any court or other agency of government, or any agreement or instrument or contractual restriction binding on or affecting any of its property, or constitute a default thereunder.

              (b) OWNER's Representations. The OWNER represents, warrants, covenants, and agrees to and with the CHARTERER that (i) the OWNER is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of California, has the legal power to own its property and assets, and is duly qualified in each jurisdiction where the nature of its operations requires such qualification; and (ii) the execution, delivery, and performance of this Charter are within the OWNER's power, have been duly authorized by all necessary partnership action, do not contravene the OWNER's certificate of limited partnership, and do not contravene any law, any order of any court or other agency of government, or any agreement or instrument or contractual restriction binding or affecting any of its property, or constitute a default thereunder.

12.    Assignment; Sub-charter.

              (a) The CHARTERER does not have the right to, and shall not, assign, pledge, or hypothecate this Charter (by operation of law or otherwise), in whole or in part, or any interest herein, or any right, duty or obligation hereunder, or to sub-charter the Vessel (collectively, an "Assignment") without the prior written consent of the OWNER, and any purported Assignment without the OWNER's prior written consent shall be void and unenforceable against the OWNER. The CHARTERER shall remain primarily liable under this Charter in the event of any permitted Assignment, which will in no event be considered a novation of this Charter unless the OWNER expressly agrees to the contrary in writing.

              (b)    Notwithstanding the foregoing:

                            (i) the CHARTERER may sub-charter the Vessel without the necessity of obtaining the OWNER's consent provided physical, financial and operational control of the Vessel remains in the hands of the CHARTERER for the duration of the sub-charter, the sub-charter is subordinate to this Charter, and the sub-charterer executes an acknowledgement of the existence and priority of this Charter, in form and substance reasonably satisfactory to the OWNER and;

                            (ii) the CHARTERER may sub-charter the Vessel to any entity wholly owned by the CHARTERER so long as the CHARTERER remains primarily liabile under this Charter.

13.    Logo and Vessel Names.

       The OWNER agrees that the CHARTERER may display the CHARTERER's logo and the CHARTERER's designated name on the Vessel during the Charter Term.

14.    Notices.

       All notices and other communications required under this Charter shall be by personal delivery or facsimile, confirmed in writing by letter, to each party at its address as it may declare from time to time pursuant to this notice provision. Any such notice or communication shall be deemed effective on the date of delivery, if by personal delivery, or on the next business day after transmission if by facsimile.



       OWNER:                                     CHARTERER:

Hyde Offshore Limited Partnership          Falcon Drilling Company, Inc.
One Market Plaza                           1900 West Loop South
Steuart Street Tower, Suite 800            Suite 1800
San Francisco, California  94105-1301      Houston, Texas  77027
Attn:  Legal Department                    Attn:  Steve A. Webster
Tel:  (415) 974-1399                       Tel:  (713) 623-8984

Fax:   (415) 882-0861                      Fax:  (713) 623-8103
Telex:  34430

15.    Defaults; Remedies.

       (a) Events of Default. Any one or more of the following is an Event of Default by the CHARTERER:

              (i) the CHARTERER shall fail to pay the whole or part of any Basic Charter Hire or Additional Hire specified in Section 3 hereof on the due date thereof, and the same shall continue for three (3) business days following the due date thereof;

              (ii) the CHARTERER shall fail to pay when due the whole or any part of the Insured Value of the Vessel when required by this Charter, and the same shall have continued for three
                     (3) business days following the due date thereof;

             (iii) the CHARTERER shall fail to carry and maintain insurance on or with respect to the Vessel in accordance with the provisions of Section 7 hereof;

              (iv) the CHARTERER shall fail to perform or comply with any other covenant, condition, or agreement to be performed or observed by it hereunder and the CHARTERER shall fail to cure such failure to perform or comply within ten (10) business days after the OWNER shall have demanded in writing the cure thereof;

              (v) Any representation or warranty made by the CHARTERER herein shall prove to have been incorrect in any material respect as of the date on which made, or any statement, report, schedule, notice or other writing furnished by the CHARTERER to the OWNER in connection herewith shall prove to have been incorrect in any material respect as of the date on which the facts set forth therein are stated or certified, and the CHARTERER shall fail to cure such defect within five (5) business days after the OWNER shall have demanded in writing the cure thereof;

             (vi) the CHARTERER or any sub-charterer shall become insolvent or bankrupt or shall cease paying or providing for the payment of its debts generally; the CHARTERER or any sub-charterer shall be dissolved, shall be adjudged a bankrupt by a court of competent jurisdiction, shall make a general assignment for the benefit of its creditors, or shall lose its charter by forfeiture or otherwise; or a petition for an arrangement or for reorganization of the CHARTERER, FALCON or any sub-charterer under the bankruptcy laws of the relevant jurisdiction shall be filed by the

                     CHARTERER, FALCON or such sub-charterer, or such petition shall be filed by creditors and the same shall be approved by a court of competent jurisdiction; and

             (vii) An arrangement or reorganization of the CHARTERER or any sub-charterer under the bankruptcy laws of the relevant jurisdiction shall be approved by a court, whether proposed by a creditor, a stockholder or any other party or person whatsoever; or a receiver or receivers of any kind whatsoever, whether appointed in admiralty, bankruptcy, common law or equity proceedings, shall be appointed by a decree of a court of competent jurisdiction with respect to the Vessel or all or substantially all of the property of the CHARTERER or any sub-charterer.

       (b) Remedies. At any time that an Event of Default has occurred and is continuing, the OWNER, by written notice to the CHARTERER, may declare the CHARTERER in default hereunder, in which case the OWNER shall be entitled to pursue all remedies available at law or in equity, including, without limitation, the following remedies:

               (i) By notice to the CHARTERER, the OWNER may terminate this Charter, whereupon the CHARTERER will re-deliver the Vessel to the OWNER with all reasonable dispatch and in accordance with all of the relevant provisions of Section 2;

              (ii) The OWNER may, after notice to the CHARTERER, re-take the Vessel wherever found, whether upon the high seas or at any port, harbor or other place and irrespective of whether the CHARTERER, any sub-charterer or any other person is in possession of the Vessel, all without prior demand and without legal process, the CHARTERER HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND A JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE VESSEL BY THE OWNER, and for that purpose the OWNER or its agent may enter upon any dock, pier or other premises where the Vessel is and may take possession thereof, without the OWNER or its agent incurring any liability by reason of such re-taking, whether for the restoration of damage to property caused by such re-taking or for damages of any kind for any reason to the CHARTERER or any person claiming under the CHARTERER;

             (iii) The OWNER may sell or otherwise dispose of the Vessel at public auction or by private sale, without prior notice to the CHARTERER, at such time or times and upon such terms as the OWNER may determine, for cash or credit, at such price as the OWNER shall deem fair, with the Vessel in its then condition or following any commercially reasonable preparation, or otherwise dispose of, hold, use, operate, charter to others the Vessel, in a commercially reasonable manner, all free and clear of any rights of the CHARTER, including any right of redemption, and without any duty to account to the CHARTERER with respect to such action or inaction or for any proceeds with respect hereto; any disposition or holding of the Vessel shall not be deemed a retention by the OWNER in satisfaction of the CHARTERER's obligations under this Charter; and

              (iv) The OWNER may proceed by appropriate action for collection from the CHARTERER of all costs and expenses, including attorneys' fees, court costs, and other expenses, incurred by the OWNER in connection with the enforcement of this Charter and the exercise of remedies hereunder. Further, in addition to any other amounts to which the OWNER may be entitled, the CHARTERER shall be liable for all costs and expenses incurred by the OWNER, which shall include all insurance premiums, all demurrage, dockage, and anchorage charges, all legal fees, and all other costs and expenses whatsoever incurred by the OWNER by reason of the occurrence of an Event of Default or by reason of the exercise by the OWNER of any remedy hereunder, including, without limitation, any cost or expense incurred by the OWNER in connection with any re-taking of the Vessel. No remedy referred to in this Section 15(b) is intended to be exclusive, but each remedy shall be cumulative and in addition to, and may exercised concurrently with, any other remedy which is referred to herein or which may otherwise be available to the OWNER at law, in equity or in admiralty.

16.    (a)    CHARTERER's Indemnification of the OWNER.  The CHARTERER hereby assumes liability for, and shall defend, indemnify and hold harmless the OWNER, its owners and affiliates and any mortgagee of the Vessel, and each of their respective successors and assigns, and the directors, officers, employees, representatives, agents and servants of any of the foregoing (collectively, the "Indemnified Parties") from and against any and all Claims (as hereinafter defined) which may be imposed on, incurred by or asserted against any of the Indemnified Parties or the Vessel
              (whether or not also indemnified against pursuant to any other agreement or by any other person), regardless of when asserted
              (whether before, after or during the Charter Term), in any way relating to or arising out of any of the following occurring during the Charter Term: the construction, documentation, registry, delivery, possession, ownership (as owner pro hac vice), use, operation, chartering, sub-chartering, condition, maintenance, repair, and return of the Vessel. Notwithstanding the foregoing, the CHARTERER shall not be obligated to indemnify the OWNER in respect of any act or omission constituting gross negligence or willful misconduct by the OWNER or its agents or representatives.
              The CHARTERER agrees to further indemnify, defend and hold harmless the OWNER and the Vessel from and against all liens created and imposed on the Vessel as a result of the CHARTERER's manning and operating the Vessel, and in the event of the seizure of the Vessel under legal process to enforce such lien or asserted lien, the CHARTERER shall secure the prompt release of the Vessel by payment of same or otherwise as may be appropriate.
              The OWNER's right to compensation provided for in Section 3 herein for the operation of the Vessel shall not be suspended during any time when the Vessel is under seizure by legal process as a result of such liens or asserted liens. As used herein, "Claims" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses, fines, penalties and disbursements

              (including, without limitation, reasonable attorneys' fees, and investigatory fees and disbursements) of whatsoever kind and nature, including, without limitation, (i) claims or penalties arising from any violation of the laws or regulations of any authority or country or political subdivision thereof, (ii) claims as the result of latent, patent or other defects, whether or not discoverable by the OWNER or the CHARTERER, and (iii) tort claims of any kind, including, without limitation, claims for injury or damage caused by leakage, discharge or spillage of oil or cargo or refuse.

       (b) OWNER's Indemnification of the CHARTERER. The OWNER agrees to indemnify, defend, and hold harmless the CHARTERER from all damages or costs arising as a result of the gross negligence, violation of any law or regulation (the performance of which rests solely with the OWNER rather than the performance of the CHARTERER under the terms of this Charter), or willful misconduct of the OWNER, except to the extent such damages or costs are contributed to or caused by the CHARTERER.

       (c)    Tax Indemnification.

              (i) The CHARTERER agrees to pay, and shall indemnify, protect, defend and hold harmless the OWNER from all sales taxes, use taxes, ad valorem taxes, governmental fees, duties, and dues of whatever nature, imposed, assessed, or levied on the Vessel during the Charter Term, and shall also be responsible for and pay any employment, payroll and other similar taxes arising from employment of its employees. Ad valorem taxes for any period that is not fully within the Charter Term shall be prorated and the OWNER shall be responsible for the portion thereof not allocable to the Charter Term.

              (ii) The OWNER shall be responsible for any customs duties levied on the Vessel or income taxes or similar charges on the net income of the OWNER levied against the OWNER or the Vessel by the United States or by the OWNER's country of registration, domicile or place of business or the country of registry of the Vessel.

       (d) The obligations of the OWNER and the CHARTERER under this Section 16 shall survive the expiration or earlier termination of this Charter in perpetuity and are expressly made for the benefit of, and shall be enforceable by, the party to which the obligations are owed, and its successors and assigns.

       (e) Except as otherwise limited herein, it is the intent of the parties hereto that all indemnity obligations or liabilities assumed by such parties under this Charter be without limit and without regard to the cause or causes thereof (including preexisting conditions), the unseaworthiness of any vessel, strict liability or the negligence of any party or parties, whether such negligence be sole, joint or concurrent, active or passive.

       (f) Consequential Damages. Neither party hereto shall be liable to the other party for any economic losses, or incidental, consequential or special damages, arising out of, resulting from or relating in any way to this Charter, irrespective of the negligence or fault of any party.

17. Arbitration. If any dispute arises between the parties with respect to this Charter which cannot be settled amicably by mutual agreement, such dispute shall be settled exclusively by arbitration in accordance with the rules of the Society of Maritime Arbitrators, Inc. (the "Rules") and this Section 17. In the event of such dispute, either party may serve notice of arbitration ("Notice of Arbitration") on the other party. Notwithstanding anything in Section 14 hereof to the contrary, a Notice of Arbitration shall only be sent by facsimile, confirmed by registered letter, postage prepaid, and shall be effective on receipt of or facsimile by the party to whom it is addressed. Proof of receipt of a facsimile shall be the answer back of the party to whom it is addressed on the facsimile confirmation page. The Notice of Arbitration shall be dated, shall name the arbitrator selected by such party and, without prejudice to any right under the Rules permitting subsequent modifications, shall specify the claims or issues which are to be subjected to arbitration. Within thirty (30) days of the effective date of the Notice of Arbitration, the other party shall appoint an arbitrator and notify the first party of the arbitrator so appointed. If such other party fails to appoint an arbitrator (who accepts such appointment) and notify the first party thereof within such thirty (30) day period, then the arbitrator appointed by the first party shall sit as a sole arbitrator and decide the matter with all the powers of the arbitration tribunal, and the party who fails to appoint an arbitrator shall cooperate fully with such arbitration, the award rendered or any subsequent enforcement thereof on the basis of the arbitration being conducted by and the award being rendered by a sole arbitrator. If the party receiving the Notice of Arbitration appoints an arbitrator (who accepts such appointment) within the foregoing thirty
       (30) day period, then within sixty (60) days of the effective date of the Notice of Arbitration the two arbitrators thus appointed shall appoint a third arbitrator, who shall serve as chairman of the arbitration panel. If the two arbitrators are unable to agree on the appointment of a third arbitrator within such period, such appointment shall be made by the President of the Society of Maritime Arbitrators, Inc. upon application by either party. The arbitration panel shall decide the matter as expeditiously as possible; however, no time limits shall be imposed. The arbitration shall be conducted in the English language in New York, New York, or at such other place or places as the parties may agree upon. Decisions of the arbitration panel shall be by majority vote.
       The costs and expenses of the arbitration panel, including, but not limited to, the costs and expenses of administration of the arbitration proceeding, shall be borne by the parties as determined by the arbitration panel or, failing such determination, shall be shared equally by the parties. The arbitration award shall be final, binding and not subject to appeal and shall be enforceable in any court of competent jurisdiction in any country.

18. Purchase Option. (a) The CHARTERER shall have the option (the "Option") to purchase the Vessel at any time during the Charter Term for the Purchase Price (as hereinafter defined) provided that (i) no Event of Default under Section 15 (a)(i) or (ii) of this Charter shall have occurred and be continuing, (ii) the CHARTERER shall have given the OWNER no less than sixty (60) days written notice (the "Option Notice") of its election to exercise the Option and (iii) the Purchase Price shall be increased by any amounts paid by the OWNER for Capital Expenditures pursuant to Section 6(d) above, as reduced by any Capital Payments paid by the CHARTERER to the OWNER pursuant to Section 6(d). The Option Notice shall specify the date on which the CHARTERER intends to purchase the Vessel pursuant to its exercise of the Option, which date shall be no less than thirty (30) days nor more than ninety (90) days after the Option Notice is received by the OWNER (the "Effective Date"). Notwithstanding the foregoing, the CHARTERER may revoke any Option Notice at any time prior to ten (10) days prior to the Effective Date without affecting the CHARTERER's rights hereunder to exercise the Option. The sale of the Vessel pursuant to the Option shall be on an "AS IS, WHERE IS" basis and substantially in the form of the Memorandum of Agreement attached hereto as Exhibit 2 and incorporated herein by reference. As used herein, and subject to an increase in amount based on any Capital Expenditure pursuant to Section 6(d) hereof, the "Purchase Price" shall mean the following:

      (i)     USD 21,500,000, if the Effective Date is within the first twelve
              (12) months of the Charter Term;

     (ii)     USD 22,500,000, if the Effective Date is within the second twelve
              (12) months of the Charter Term; or

    (iii)     USD 23,000,000, if the Effective Date is within the third twelve
              (12) months of the Charter Term or the Option is exercised pursuant to any extension under Section 2(d)(ii) above.

       (b) Upon any sale of the Vessel by the OWNER to the CHARTERER at any time during the Charter Term, the OWNER shall refund to the CHARTERER any Basic Charter Hire paid by the CHARTERER to the OWNER attributable to the period after the date of such sale.

19. Governing Law. This Charter will be governed by and interpreted in accordance with the general maritime laws of the United States of America and, to the extent they are not applicable, the internal laws of the State of New York.

20. Waiver. No waiver by either party of any breach by the other of any obligation, agreement or covenant hereunder shall be deemed to be a waiver of that or any subsequent breach of the same or any other covenant, agreement or obligation nor shall any forbearance by any party to seek a remedy for any breach by the other party may deemed a waiver by such party of its rights or remedies with respect to such breach, unless such waiver is in each case in writing duly executed by such party.

21. Entire Agreement; Amendment. This Charter and its exhibits constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements and undertakings of the parties hereto, whether oral or written, in connection herewith. No amendment of this Charter shall be valid unless made in writing and signed by each of the parties hereto.

22. Counterparts. This Charter may be executed in counterparts, in which event all executed counterparts will be treated as an original hereof.

23. Severability. The OWNER and the CHARTERER agree that with respect to any specific provision of this Charter that is held by any court or other constituted legal authority to be void or otherwise unenforceable in any particular manner, the parties hereto consider and permit this Charter to be amended in such manner as may be required in order to cause said provision and all other terms of this Charter to remain binding and enforceable against the OWNER and the CHARTERER.

24. Captions. The captions in this Charter are for convenience and reference only and shall not define or limit any of the terms or provisions, or otherwise affect the construction, hereof.

25. Binding Effect. Subject to Section 12 hereof, this Charter shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties have executed this Charter as of the date first written above.


                                      OWNER

                                      HYDE OFFSHORE LIMITED PARTNERSHIP

                                      By:Hyde Offshore, Inc.,
                                      Its General Partner

                                      By: /s/ ROBERT A. CAREY
                                         ---------------------------------------
                                      Name:   Robert A. Carey
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------


                                      CHARTERER

                                      FALCON DRILLING COMPANY, INC.


                                      By: /s/ LEIGHTON E. MOSS
                                         ---------------------------------------
                                      Name:   Leighton E. Moss
                                            ------------------------------------
                                      Title:  Vice President
                                             -----------------------------------





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